Exhibit 10.1

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. THE REDACTED TERMS HAVE BEEN MARKED WITH THREE ASTERISKS [***]

INTERNATIONAL DISTRIBUTION AGREEMENT

This International Distribution Agreement (the “Agreement”) is effective as of the 16th day of April, 2020 (the “Effective Date”) by and between Shenzhen Microprofit Biotech Co., Ltd., with its principal place of business at Microprofit Building, 6 Gaoxin South Road, High-Tech Park, Nanshan District, Shenzhen, P.R.China (“Microprofit”) and NovaBay Pharmaceuticals, Inc., a Delaware corporation with its principal place of business at 2000 Powell Street, Suite 1150 Emeryville, CA 94608 (“NovaBay”), for the purpose of defining the rights and duties of the parties in connection with the distribution by NovaBay of Microprofit’s Product (as defined in the Agreement).

WITNESSETH:

WHEREAS, NovaBay is engaged in the business of developing and commercializing certain therapeutic products and has experience in the marketing, sale and servicing of medical supplies, medical devices and pharmaceutical products;

WHEREAS, Microprofit has developed and owns all rights to the Product;

WHEREAS, NovaBay’s business partner and investor, Chongqing Pioneer Pharma Holdings Limited (“Pioneer”), introduced NovaBay to Microprofit, and pursuant to a certain Intermediary Distribution Agreement, dated April 16, 2020 (the “Pioneer Agreement”), Pioneer would serve as an intermediary purchasing the Product from Microprofit and selling such Product exclusively to NovaBay;

WHEREAS, NovaBay wishes to obtain from Microprofit, and Microprofit wishes to grant to NovaBay, the right to exclusively distribute the Product in the Territory (as defined in the Agreement) subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereby agree as follows:

1.     Definitions. As used in this Agreement, the terms defined below when capitalized shall have the following meanings:

1.1     “Applicable Laws” means all laws, ordinances, rules and regulations of any governmental entity or Regulatory Authority that apply to the Distribution, development and commercialization of Product in the Territory and the activities contemplated under this Agreement, including, but not limited to, the U.S. Federal Food, Drug and Cosmetic Act.

1.2     “Customer” means any customer of the Product solicited by NovaBay and any NovaBay third party subdistributors within the Territory.

1.3     “Common Stock” means NovaBay’s common stock, par value $0.01.

1.4     “Distribute” means to sell, distribute, market, promote, solicit orders for and provide services in connection with the Product. “Distributed”, “Distribution” and “Distributor” have correlative meanings.

1.5     “Order” means a written description of the amount of Product, timing of delivery and any other appropriate details to convey NovaBay’s desire to purchase the Product, conforming to the requirements of the Pioneer Agreement that is sent to Pioneer by mail, email, facsimile or similar means.

1.6     “Product” means Microprofit’s proprietary product of SARS-CoV-2 IgG and IgM Antibody Combined Test Kits as currently developed for commercial sale abroad under the name “fluorecare”. An initial draft of the specifications for the Product as currently developed for commercial sale outside the Territory is attached as Exhibit A and the parties shall mutually agree from time to time to update such specifications as necessary for approval by any Regulatory Authority.

1.7     “Regulatory Approvals” means any and all approvals, applications, registrations, licenses, certifications and other requirements imposed by the relevant Regulatory Authority (defined below), including, but not limited to, approval of the Product by the U.S. Food and Drug Administration and approval, if any, to obtain permission to commence marketing and sales of the Product in the Territory (excluding any pricing or reimbursement approval).

1.8     “Regulatory Authority” means, in relation to the Territory, any regulatory agency, department, bureau or other governmental entity involved in regulating any aspect of the conduct, development, manufacture, market approval, sale, distribution, packaging or use of the Product, including, but not limited to, the U.S. Food and Drug Administration.

1.9     “Territory” means all fifty states in the United States of America, the District of Columbia and the U.S. territories (including Puerto Rico, Guam and the Virgin Islands).

2.     Appointment and Acceptance.

2.1     Grant of Distribution Rights. Subject to the terms and conditions of this Agreement, Microprofit grants to NovaBay, and NovaBay accepts, an exclusive right to Distribute the Product directly to Customers in the Territory.

2.2     Subdistribution. In the event NovaBay wants to appoint any third party to Distribute the Product in the Territory, NovaBay shall enter into a written agreement (a “Subdistribution Agreement”) with such third party containing terms and conditions that are consistent with the terms and conditions of this Agreement and including provisions as materially protective of the Product and Microprofit as this Agreement. NovaBay shall, in addition to the quarterly report provided for under Section 6.6, provide Microprofit with a complete and updated list of third party subdistributors appointed by NovaBay for the Distribution of the Product at the end of each quarter and otherwise upon Microprofit’s reasonable request. Upon Microprofit’s request, NovaBay shall also provide Microprofit with a copy of the Subdistribution Agreement with any such third party subdistributor (which copy may be redacted for information not relevant to the Distribution of the Product). NovaBay shall take into reasonable consideration any concerns or issues raised by Microprofit with respect to any such third party subdistributors and the parties agree to discuss in good faith to resolve any such concerns or issues. In any event, NovaBay shall remain responsible to Microprofit for all activities of its third party appointees (including subdistributors and other subcontractors) to the same extent as if such activities had been undertaken by NovaBay itself.

2.3     No Distribution Outside Territory. Notwithstanding the rights granted to NovaBay to Distribute the Product in Section 2.1 above, to the extent permitted by Applicable Law, NovaBay shall be under no obligation to and shall not Distribute the Product in the Territory unless and until the Product has received all Regulatory Approvals.

3.     Product Orders and Inventory.

3.1     Product Orders. All Orders for the Product by NovaBay shall be placed through Pioneer pursuant to the Pioneer Agreement.

3.2     Inventory. Microprofit shall maintain an adequate inventory of the Product to satisfy demand for the Product with relevant expectations described in Exhibit A, as to avoid any backorder to NovaBay’s Orders.

4.     Consideration. In consideration for the exclusive Distribution rights granted under this Agreement, upon the later to occur of: (i) receipt of all Regulatory Approvals or (ii) stockholder approval being received to increase NovaBay’s authorized common stock at its 2020 annual meeting, NovaBay will issue Common Stock purchase warrants, with an exercise price of $1.00, to certain Microprofit officers including Messrs. Yan Hui Bing, Yin Bo and Gao Yang Qing (each, a “Warrant Holder”), exercisable for an aggregate number of shares of Common Stock equivalent to twelve percent (12%) of NovaBay’s outstanding Common Stock on the date all Regulatory Approvals are received, with Mr. Hui Bing to receive 6%, Mr. Bo to receive 5% and Mr. Yang Qing to receive 1% (the “Warrants”). Each Warrant Holder represents and warrants that the statements provided in Attachment A are true and correct as of the dates indicated therein, and to the extent that any statements provided in Attachment A are not true and correct, the Warrants will not be issued to such Warrant Holder.

5.     Marketing and Promotion.

5.1     Marketing and Sales Efforts. NovaBay shall use its best efforts to promote and sell the Product within the Territory as soon as possible after all Regulatory Approvals are obtained for the Product. Any and all costs associated with advertising, sales, marketing, promotion, workshops, seminars, conventions, exhibits or other selling costs in relation to the Product’s Distribution in the Territory shall be the responsibility of NovaBay.

5.2     Materials. NovaBay may use such advertising and promotional materials as Microprofit may provide from time to time. In addition, NovaBay may create advertising and promotional materials for the Product.

6.     Regulatory and Quality Assurance.

6.1     Regulatory Approvals. Microprofit will apply for all necessary Regulatory Approvals in the Territory that relate to the Distribution of the Product. NovaBay shall furnish Microprofit with such assistance and cooperation as may be reasonably necessary in connection with securing such Regulatory Approvals. Microprofit will keep NovaBay reasonably informed with respect to such matters. If there is any material change(s) to Regulatory Approvals in the U.S., Microprofit will promptly inform NovaBay of such change(s) and Microprofit, in its reasonable judgment, may file any additional Regulatory Approval applications with Regulatory Authorities in the Territory.

6.2     Permits. To the extent permitted under Applicable Law, NovaBay, at its own cost, shall be responsible for obtaining all government and other approvals beyond the Regulatory Approvals, including permits, registrations, licenses, exemptions, exceptions and other permissions, etc., necessary and useful to the lawful Distribution and use of the Product in the Territory, including without limitation any pricing or reimbursement approvals, import and export licenses and permits (collectively, “Permits”), unless otherwise agreed in writing by the parties. NovaBay shall confer with Microprofit as to the type of Permits which NovaBay may apply and keep Microprofit informed with respect to any Permit acquisitions.

6.3     Regulatory. NovaBay shall comply with all Applicable Laws of the Territory that relate to the Distribution of the Product, including, without limitation, the following requirements: (i) prior to placing the first Order for resale to a Customer, NovaBay shall hold all Regulatory Approvals and valid Permits required for lawful Distribution of the Product; (ii) NovaBay shall maintain adequate written procedures for warehouse control and Distribution of the Product in accordance with Applicable Laws and in such a form as to enable Microprofit and Regulatory Authorities to trace the location of the Product; and (iii) NovaBay shall comply with Applicable Laws with regard to timely reporting of adverse events, and shall immediately (and in any event within 24 hours) notify Microprofit of any such adverse events. Microprofit shall have primary responsibility for receiving and responding to any and all written or oral Customer complaints related to the Product including maintaining a website for all Customers in the Territory to submit complaints through. NovaBay shall refer all written and oral complaints of any kind concerning the Product to Microprofit as promptly as possible (and in any event within 24 hours). Microprofit shall provide responses to all Customer complaints, whether provided directly to Microprofit or received from NovaBay, within 24 hours. All reportable adverse events shall be reported by Microprofit or by NovaBay on behalf of Microprofit. Both Microprofit and NovaBay shall keep a record of all Customer complaints.

6.4     Quality Assurance. NovaBay will maintain a quality management system in its organization and in particular will ensure that: (i) NovaBay will be able to proceed to recall the Product if Microprofit so instructs; (ii) NovaBay will keep a file of the locations and conditions of the Product including any relevant batch and/or lot numbers in its Territory; and (iii) NovaBay personnel performing under this Agreement have appropriate technical skills, training, experience and expertise with respect to the Product to enable NovaBay to perform its responsibilities set forth herein.

6.5     Recalls. NovaBay agrees that, if NovaBay discovers or becomes aware of any fact, condition, circumstance or event (whether actual or potential) concerning or related to the Product which may reasonably require a recall, market withdrawal, safety alert, and/or field correction under Applicable Law (each, a “Recall”) for the Product, NovaBay shall promptly communicate such fact, condition, circumstance or event to Microprofit within twenty-four (24) hours. In the event (i) any Regulatory Authority requests a Recall for the Product, (ii) a court or other government agency of competent jurisdiction orders a Recall, or (iii) Microprofit determines that a Recall of any Product should be conducted, NovaBay shall promptly implement any such Recall, but in any event not later than forty-eight (48) hours following receipt of notice from Microprofit. Microprofit shall be solely responsible for all Recall determinations although NovaBay shall, at its option, control all aspects of the Recall process for the Product within the Territory, including communicating with the applicable Regulatory Authorities or other third parties concerning the Recall. NovaBay may not initiate or conduct a Recall of any Product without prior written approval by Microprofit. Microprofit, at its own expense, shall replace any Product under Recall ordered by NovaBay (whether already sold to Pioneer, a Customer or in inventory) or provide a full refund to NovaBay for any such Product.

6.6     Records and Reports. NovaBay shall provide Microprofit with quarterly sales tracing reports that include Customer address, number of Products and any relevant serial, batch or lot numbers in such form and by such means as Microprofit reasonably requires.

6.7     Packaging. Unless otherwise approved by Microprofit in writing, NovaBay shall not repackage or otherwise alter or modify the Product, and shall only resell the Product in the same packaging as originally received from Microprofit. In addition, except for the addition of information required by Applicable Law, NovaBay shall not re-label Product supplied to NovaBay by Microprofit hereunder without the prior written consent of Microprofit. Microprofit is responsible for the labeling and packaging of the Product and its regulatory compliance.

7.     Audit, Books and Records. Microprofit reserves the right, upon reasonable advance notice, for it or its representatives to audit NovaBay and to reasonably inspect NovaBay’s facilities at a day and time that will minimize any business disruption to confirm compliance with the obligations of this Agreement once a year, or at a frequency which is reasonably needed by Microprofit to comply with Applicable Laws.

8.     Intellectual Property.

8.1     Product. NovaBay acknowledges that the Product and any accompanying documentation and/or promotional or training materials are covered by intellectual property rights owned or licensed by Microprofit; and other than as expressly set forth in this Agreement, no license or other rights in such intellectual property are granted to NovaBay, and all such rights are hereby expressly reserved by Microprofit. Accordingly, NovaBay shall not (i) modify the Product or documentation Microprofit provides to NovaBay without the prior written approval of Microprofit or (ii) reverse engineer any Product, or otherwise attempt to discern the trade secret information of the Product, nor encourage or assist any third party in doing so.

8.2     Trademarks. During the Term, NovaBay shall have the right to indicate to the public that it is an authorized Distributor of the Product and to advertise within the Territory the Product under the trademarks, marks, and trade names that Microprofit may adopt from time to time, and their respective trademarks in local language in the Territory (collectively, “Microprofit’s Trademarks”). Microprofit’s Trademarks shall at all times remain the exclusive property of Microprofit and all use of Microprofit’s Trademarks shall inure to the exclusive benefit of Microprofit.

8.3     Trademark Restrictions. All representations of Microprofit’s Trademarks that NovaBay intends to use shall be exact copies of those used by Microprofit or shall first be submitted to Microprofit for approval (which shall not be unreasonably withheld) of design, color and other details. NovaBay shall not engage in any activity that would adversely affect the name, reputation or goodwill of Microprofit or the Product. In addition, NovaBay shall fully comply with all reasonable guidelines, if any, communicated by Microprofit concerning the use of Microprofit’s Trademarks. In no event may NovaBay use or authorize the use of any of Microprofit’s Trademarks whether registered, owned, or operated by or on behalf of NovaBay. NovaBay shall not challenge or assist others to challenge Microprofit’s Trademarks or the registration thereof or attempt to register any trademarks, marks or trade names confusingly similar to those of Microprofit. Any violation of the foregoing shall be deemed a material breach of this Agreement that is incapable of cure, entitling Microprofit to terminate this Agreement immediately upon notice to NovaBay. Except as set forth in this Section 8, nothing contained in this Agreement shall grant or shall be deemed to grant to NovaBay any right, title or interest in or to Microprofit’s Trademarks. Upon termination of this Agreement, except as provided in Section 15.3.1, NovaBay shall immediately cease to use any and all of Microprofit’s Trademarks.

9.     Warranty and Disclaimers.

9.1     Limited Product Warranty. To the extent permitted under Applicable Law, Microprofit warrants to NovaBay and its Customers that: (i) Microprofit will manufacture the Product in accordance with then-current good manufacturing practices (GMP) promulgated by the applicable Regulatory Authority and other applicable laws, rules and regulations, (ii) the Product supplied to NovaBay hereunder will conform to the performance specifications for the Product’s shelf life, with the Product’s performance specifications, storage condition and shelf life described in Exhibit A and (iii) Microprofit will sell and ship Products for Distribution under this Agreement that are less than a month old (as measured from the date of manufacture). Microprofit warrants to NovaBay that it will continue to make commercially reasonable efforts to increase the Product’s reliability and shelf life. Any warranty made by NovaBay to its Customers that differs from the limited warranty within this Agreement with respect to the Product shall not obligate Microprofit in any way. Subject to the foregoing and to Section 9.2 below, upon Microprofit’s confirmation of a failure of the Product to conform to the limited warranty provided hereunder, Microprofit will, in its sole discretion, either replace the non-conforming Product or credit NovaBay’s account for the non-conforming Product purchase price paid therefor.

9.2     Warranty Limitations. Microprofit shall not be liable for misbranding with respect to any Product labeling or package insert text generated by NovaBay without Microprofit approval, or any translation thereof and Microprofit shall not be liable for any Product adulteration or failure to meet the Product specifications due to shipping, handling, storage, use or repackaging of the Product by NovaBay, its third party contractors or their respective personnel.

9.3     NovaBay Warranties. NovaBay warrants that its entry into this Agreement is rightful and does not violate any other Agreement to which it is a party, and its conduct in performing its obligations under this Agreement shall conform to all Applicable Laws.

9.4     Disclaimer. SUBJECT TO MICROPROFIT’S WARRANTIES TO NOVABAY AS DESCRIBED IN SECTION 9.1, AND TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, THE PRODUCT IS PROVIDED TO NOVABAY ON AN “AS IS” BASIS AND WITHOUT WARRANTY OF ANY KIND. EXCEPT AS EXPRESSLY SET FORTH IN SECTION 9.1, MICROPROFIT DOES NOT MAKE ANY OTHER WARRANTY TO NOVABAY, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, WITH RESPECT TO THE PRODUCT, SPECIFICATIONS, SUPPORT, SERVICE OR ANY OTHER MATERIALS AND MICROPROFIT SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE.

9.5     Limitation of Liability. TO THE EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INCIDENTAL, SPECIAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING LOST PROFITS, COST OF PROCUREMENT OF SUBSTITUTE GOODS, OR ANY INDIRECT DAMAGES EVEN IF SUCH PARTY HAS BEEN INFORMED OF THE POSSIBILITY THEREOF AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY STATED HEREIN. WITHOUT LIMITING THE FOREGOING, BOTH PARTIES’ AGGREGATE LIABILITY ARISING OUT OF THIS AGREEMENT SHALL BE LIMITED TO THE TOTAL AMOUNT PAID BY NOVABAY TO PIONEER FOR THE PRODUCT IN THE SIX (6) MONTH PERIOD IMMEDIATELY PRECEDING THE EVENT GIVING RISE TO SUCH LIABILITY.

10.     Training and Support. Upon NovaBay’s reasonable request, Microprofit will use reasonable efforts to provide training to NovaBay personnel, at NovaBay’s expenses and at times and locations mutually acceptable to both parties. NovaBay shall provide all support on the Product to Customers. Microprofit shall use reasonable efforts to provide technical support to NovaBay if NovaBay is unable to resolve a technical issue with respect to the Product. Nothing under this Section 10 shall obligate Microprofit to furnish any assistance, information or documentation directly to any Customer.

11.     Insurance. Each party shall maintain insurance with a reputable insurance company in an amount reasonably sufficient to cover all of its obligations under this Agreement. Upon each party’s request, the other party shall furnish to the first party a certificate of insurance evidencing that such insurance is in effect. Each party shall notify the other party within thirty (30) days of any cancellation or material change in its insurance policy. If either party’s insurance policy required hereunder is cancelled or expires, such party shall furnish the other party a new certificate evidencing that replacement coverage is in effect.

12.     Confidential Information.

12.1     Obligation. Except for the purposes of performing its obligations and exercising its rights under this Agreement, during the Term (as defined in Section 15.1) hereof and for five (5) years thereafter, each party shall hold in confidence and not use or disclose to any third party any product, technical, marketing, financial, business or other proprietary information (“Proprietary Information”) disclosed to such party by the other. Both parties may disclose the term of this Agreement in communication with existing and potential investors, partners, acquirers, licensees, consultants, advisors (including financial advisors, lawyers and accountants) on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement.

12.2     Limitation. Notwithstanding the foregoing, Proprietary Information shall not include information that: (i) was publicly known or made generally available without a duty of confidentiality prior to the time of disclosure by the disclosing party to the receiving party; (ii) becomes publicly known or made generally available without a duty of confidentiality after disclosure by the disclosing party to the receiving party; (iii) is in the rightful possession of the receiving party without confidentiality obligations at the time of disclosure by the disclosing party to the receiving party as shown by the receiving party’s then-contemporaneous written files and records kept in the ordinary course of business; or (iv) is obtained by the receiving party from a third party without an accompanying duty of confidentiality without a breach of such third party’s obligations of confidentiality. In the event the receiving party is legally compelled to disclose Proprietary Information of the disclosing party, the receiving party shall provide notice as soon as is reasonably practicable to the disclosing party, if legally permissible, and shall provide reasonable assistance to the disclosing party to obtain a protective order or otherwise prevent public disclosure of such Proprietary Information. If the disclosing party fails to obtain a protective order or other appropriate remedy, the receiving party will furnish only that portion of the Proprietary Information that is legally required to be disclosed. Nothing in this Section 12 shall impair either party’s compliance with any requirements of the Securities and Exchange Commission or the stock market on which such party’s securities are traded.

13.     Indemnity.

13.1     By Microprofit. Subject to Section 13.3, Microprofit shall indemnify, defend or settle and hold NovaBay and its other affiliates harmless from and against any and all liabilities, damages or expenses (including reasonable legal expenses and attorneys’ fees) (collectively, “Losses”) resulting from any suit, claim, action or demand brought by a third party (each, a “Third Party Claim”) arising out of: (a) any breach of any of Microprofit’s representations and warranties under Section 9; (b) the gross negligence or intentional misconduct of Microprofit or any of its agents, directors, officers or employees; or (c) any acts or omissions of Microprofit or its personnel in Distributing or developing the Product; in each case except to the extent such Third Party Claim is covered by NovaBay’s indemnification obligations below.

13.2     By NovaBay. Subject to Section 13.3, NovaBay shall indemnify, defend or settle and hold Microprofit and its affiliates harmless from and against any and all Losses resulting from any Third Party Claim arising out of: (a) any breach by NovaBay of its obligations, duties or responsibilities under this Agreement; (b) the gross negligence or intentional misconduct of NovaBay or any of its agents, directors, officers or employees, (c) any acts or omissions of NovaBay or its personnel in Distributing the Product; in each case except to the extent such Third Party Claim is covered by Microprofit’s indemnification obligations above.

13.3     Indemnification Procedure. To be eligible to be indemnified hereunder, the indemnified party shall provide the indemnifying party with prompt notice of the Third-Party Claim giving rise to the indemnification obligation pursuant to this Section 13 and the right to control the defense (with the reasonable cooperation of the indemnified party) and settlement of any such claim; provided, however, that the indemnifying party shall not enter into any settlement that admits fault, wrongdoing or damages without the indemnified party’s written consent, such consent not to be unreasonably withheld or delayed. The indemnified party shall have the right to participate, at its own expense and with counsel of its choice, in the defense of any claim or suit that has been assumed by the indemnifying party; provided that the indemnifying party shall have no obligations with respect to any Losses resulting from the indemnified party’s admission, settlement or other communication without the prior written consent of the indemnifying party.

14.     Non-Assignment. Neither party shall have the right to assign, delegate, subdivide or otherwise transfer any obligations or rights under this Agreement without the prior written consent of the non-assigning party, which consent shall not be unreasonably withheld. Any attempted assignment in violation of this Section 14 shall be null and void.

15.     Term and Termination.

15.1     Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until December 31, 2021 (the “Initial Term”), unless earlier terminated in accordance with the terms and conditions of this Agreement. Thereafter, the parties may mutually agree in writing to renew this Agreement for additional six-month terms (each a “Renewal Term,” and collectively with the Initial Term, the “Term”).

15.2     Termination. Either party may terminate this Agreement prior to its expiration and upon thirty (30) days prior written notice if: (a) a party breaches any material term of this Agreement and the breaching party has not cured the breach within such thirty (30) day period or (b) a party is the subject of a liquidation or insolvency, or the filing of bankruptcy, or similar proceeding(s) (provided that in the case of involuntary proceedings, such proceedings are not dismissed within sixty (60) days of filing).

15.3     Effect of Termination.

15.3.1     Upon expiration or notification of termination of this Agreement, NovaBay shall submit to Microprofit within thirty (30) days a list of all Products in NovaBay’s inventory as of the effective date of expiration or termination. Unless otherwise mutually agreed by the parties, NovaBay shall have sixty (60) days following the expiration or termination of this Agreement to continue to Distribute any Product in NovaBay’s inventory as of the effective date of expiration or termination. Microprofit may also elect to repurchase unused (brand new) Products in NovaBay’s inventory as of termination or of expiration of this Agreement at the Price paid by NovaBay less a 10% restocking fee. Except as otherwise permitted in this Section 15.3.1, all rights and licenses of NovaBay hereunder with respect to the Product shall automatically terminate and all Permits held by NovaBay shall revert to Microprofit.

15.3.2     Each party shall, within thirty (30) days of the effective date of termination or expiration, either (a) return to the other party all of the other party’s Proprietary Information then in a party’s possession, custody or control or (b) certify to the other party in writing that all copies of such Proprietary Information have been destroyed.

15.3.3     To the extent permitted under Applicable Law, upon the termination of this Agreement in accordance with its terms, except for obligations incurred prior to the effective date of termination, neither party shall have any obligation to the other party, or to any employee, agent or representative of a party, for compensation or for damages of any kind, whether on account of loss by a party, or by such employee, agent or representative of present or prospective sales, investments, compensation or goodwill; provided, however, that nothing in this Section 15.3.3 shall relieve either party of any liability for willful misconduct, gross negligence, or breach of contract.

15.3.4     To the extent permitted under Applicable Law, NovaBay’s ability to pursue selling its remaining inventory of the Product during the sixty (60) days after expiration or termination of this Agreement pursuant to Section 15.3.1, or, to extent otherwise expressly permitted in this Agreement, NovaBay’s right to sell such inventory if not so repurchased by Microprofit, shall constitute NovaBay’s sole remedy for the expiration or termination of this Agreement.

15.4     Survival. The provisions of Sections 6.3, 6.4, 6.5, 9.1 (with respect to the Product under warranty), 9.2 (with respect to the Product under warranty), 9.4, 9.5, 15.2, 15.4 and 15.5, and Sections 1 (with respect to the Product which were in NovaBay’s inventory at the time of termination of the Agreement), 7, 8, 11, 12, 13, 14, 19 and 20 shall survive termination or expiration of this Agreement. All other provisions of this Agreement shall terminate upon any termination or expiration of this Agreement.

15.5     Accrued Obligations. Expiration or termination of this Agreement for any reason shall not release either party hereto from any obligation (including payment obligations) or liability which, at the time of such expiration or termination, has already accrued to the other party or which is attributable to a period prior to such expiration or termination, nor preclude either party from pursuing all rights or remedies it may have hereunder or at law or in equity with respect to any breach of this Agreement.

16.     Events Beyond Control. Neither party shall be liable for any failure to fulfill any term or condition of this Agreement (other than the obligation to pay) if fulfillment has been delayed, hindered or prevented by an event of force majeure including, but not limited to, any strike, lockout or other industrial dispute, acts of the elements, compliance with requirements of any governmental port or international authority, plant breakdown or failure of equipment, inability to obtain equipment, fuel, power, materials or transportation, or by any circumstances whatsoever beyond its reasonable control, including, but not limited to, demand for the Product in excess of Microprofit’s ability to produce the Product and alleged or demonstrated infringement by the Product or its use of any proprietary right of a third party. In any case, Microprofit will use commercially reasonable efforts to supply confirmed Orders to NovaBay.

17.     U.S. Foreign Corrupt Practices Act. Microprofit warrants that in the performance of its obligations under this Agreement, Microprofit will not act in any fashion or take any action which will render NovaBay liable for a violation of the U.S. Foreign Corrupt Practices Act (“FCPA”), which prohibits the offering, giving or promising to offer or give, directly or indirectly, money or anything of value to any official of a government, political party or instrumentality thereof in order to assist Microprofit or NovaBay in obtaining or retaining business. NovaBay shall have the right to immediately terminate this Agreement should Microprofit make any payment which would violate the FCPA. Microprofit shall indemnify and hold NovaBay harmless, and hereby forever releases and discharges NovaBay, from and against all losses, liabilities, damages and expenses (including reasonable attorneys’ fees and costs) resulting from Microprofit’s breach of this Section 17.

18.     Independent Contractors. The relationship of the parties established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to create any other relationship between the parties. Neither party shall have any right, power, or authority to assume, create or incur any expense, liability, or obligation, express or implied, on behalf of the other.

19.     Notice. All notices issued or served under this Agreement shall be in writing and shall be deemed to have been sufficiently given if transmitted by facsimile (receipt verified), email (receipt verified) or by express courier service (signature required) or seven (7) days after it was sent by registered letter. All notices shall be sent to the following, except as otherwise specified by either party in writing:

NovaBay:	Microprofit:
NovaBay Pharmaceuticals, Inc. 2000 Powell Street, Suite 1150 Emeryville, CA 94608 United States Attention: [***] Phone: [***] Email: [***]	Shenzhen Microprofit Biotech Co., Ltd. Microprofit Building 6 Gaoxin South Road,High-Tech Park Nanshan District, Shenzhen, P.R.China Attention: [***] Phone: [***] Email: [***]

20.     Miscellaneous.

20.1     Waiver; Amendment. The failure of either party to enforce its rights under this Agreement at any time for any period shall not be construed as a waiver of such rights unless evidenced in writing and signed for on behalf of both parties. Any modification or amendment of, or addition to, the terms of this Agreement shall not be effective unless in a writing conspicuously entitled “Amendment of Agreement” which begins with a proposal to amend this Agreement and specifies exactly each change to be made and which is signed by an authorized officer of both parties.

20.2     Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the conflicts of laws provisions and excluding the 1980 U.N. Convention on Contracts for the International Sale of Goods.

20.3     Severability. The provisions of this Agreement under which the liability of the parties is excluded or limited shall not apply to the extent that such exclusions or limitations are declared illegal or void under Applicable Laws in the Territory, unless the illegality or invalidity is cured under the Applicable Laws of the Territory by the fact that the law of the State of New York governs this Agreement. Subject to the foregoing, if any provision of this Agreement is held to be void, invalid or unenforceable, the same shall be reformed to give the fullest effect to the intention of the parties when executing this Agreement while complying with Applicable Law or stricken if not so conformable, so as not to affect the validity or enforceability of the remainder of this Agreement.

20.4     Dispute Resolution. In the event of any dispute, controversy or claim between the parties hereto arising out of this Agreement, the parties agree to attempt to resolve such dispute in good faith through direct negotiations for a period of thirty (30) days. Any dispute, controversy or claim between the parties hereto arising out of or relating to this Agreement which cannot be resolved through direct negotiations shall be settled by binding arbitration in accordance with and subject to the then applicable rules (“Rules”) of the International Chamber of Commerce (“ICC”) and such arbitration shall be administered by ICC with a single arbitrator selected from a list of arbitrators proposed by ICC in accordance with the Rules. The arbitrator shall allow such discovery as is appropriate and consistent with the purposes of arbitration in accomplishing fair, efficient and cost-effective resolution of disputes. The costs of the arbitration including the arbitrators’ fees shall be shared equally by the parties. Each party shall bear its own costs, including attorney’s and witness’ fees, incurred in connection with the arbitration. Judgment upon the award rendered in any such arbitration may be entered in any court of competent jurisdiction, or application may be made to such court for a judicial acceptance of the award and enforcement, as the law of such jurisdiction may require or allow. Unless otherwise mutually agreed to by the parties, in the event NovaBay initiates such arbitration, such arbitration shall take place in Hong Kong, China, and in the event Microprofit initiates such arbitration, such arbitration shall take place in San Francisco, California. Any arbitration under this Agreement shall be conducted in English, regardless of the location for such arbitration.

20.5     Language. This Agreement is in the English language only, which language shall be controlling in all respects, and all versions hereof in any other language shall not be binding on the parties hereto. All communications and notices to be made or given pursuant to this Agreement shall be in the English language.

20.6     Currency. All amounts specified in this Agreement are in United States Dollars.

20.7     Headings. Headings herein are for convenience of reference only and shall in no way affect interpretation of this Agreement.

20.8     Compliance with Applicable Law. The parties shall each comply with all Applicable Laws in performing its duties hereunder.

20.9     Entire Agreement. This Agreement, and all exhibits attached hereto, constitute the entire understanding and contract between the parties and supersedes any and all prior and contemporaneous, oral or written representations, communications, understandings, and agreements between the parties with respect to the subject matter hereof. Notwithstanding the foregoing, to the extent the terms and conditions of this Agreement conflict with the terms and conditions of any exhibit, the terms and conditions of this Agreement shall govern. The parties acknowledge and agree that neither of the parties is entering into this Agreement on the basis of any representations or promises not expressly contained herein.

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THE TERMS AND CONDITIONS OF THIS AGREEMENT ARE AGREED TO AND ACCEPTED BY:

Shenzhen Microprofit Biotech Co., Ltd.		NovaBay Pharmaceuticals, Inc.

Name:	Sheng TANG, Ph.D	Name:	Justin Hall
Title:	General Manager	Title:	CEO
Signature:	/s/ Sheng TANG, Ph.D.	Signature:	/s/ Justin Hall
Date:	April 17, 2020	Date:	April 14, 2020

FOR PURPOSES OF THE REPRESENTATIONS AND WARRANTIES MADE IN SECTION 4:

Warrant Holders

/s/ Yan Hui Bing
By:	Mr. Yan Hui Bing

/s/ Yin Bo
By:	Mr. Yin Bo

/s/ Gao Yang Qing
By:	Mr. Gao Yang Qing

EXHIBIT A

PRODUCT SPECIFICATIONS

Each unit of the Product consists of one SARS-CoV-2 IgG and IgM Antibody Combined Test Kit (each, a “Unit”).

Product:	SARS-CoV-2 IgG and IgM Antibody Combined Test Kit

Composition:	[***]

Fill Weight:	[***]

Container:	[***]

Closure:	[***]

Storage Condition:	[***]

Shelf Life:	[***]

Microprofit Inventory Expectations:	[***]

Performance Specifications:	[***]

ATTACHMENT A

By execution of the Agreement, each Warrant Holder, individually and not jointly, makes the following representations and warranties as of the date of this Agreement, and each Warrant Holder agrees to notify NovaBay in writing if any of the below representations and warranties are no longer true and correct at the time of the issuance of the Warrants.

Investment Representations.  The Warrant Holder understands that the Warrants (and shares of Common Stock underlying the Warrants, collectively referred to herein as, the “Warrants”) have not been registered under the Securities Act of 1933, as amended (the “Securities Act”); provided, however, that NovaBay intends to register the Warrants within 6-months of issuance or otherwise as soon as reasonably practicable within NovaBay’s discretion. The Warrant Holder also understands that the Warrants are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Warrant Holder’s representations contained in the Agreement.  The Warrant Holder hereby represents and warrants as follows:

(a)     Warrant Holder Bears Economic Risk.  The Warrant Holder has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to NovaBay so that he is capable of evaluating the merits and risks of his investment in NovaBay and has the capacity to protect his own interests.  The Warrant Holder must bear the economic risk of this investment indefinitely until the Warrants are registered pursuant to the Securities Act, or an exemption from registration is available. The Warrant Holder also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Warrant Holder to transfer all or any portion of the Warrants under the circumstances, in the amounts or at the times the Warrant Holder might propose.

(b)     Investment Intent. The Warrant Holder understands that the Warrants are “restricted securities” and have not been registered under the Securities Act, or any applicable state securities law. The Warrant Holder is acquiring the Warrants as principal for his own account and not with a view to, or for distributing or reselling such Warrants or any part thereof in violation of the Securities Act or any applicable state securities laws. The Warrant Holder does not presently have any agreement, plan or understanding with any Person to distribute or effect any distribution of any of the Warrants (or any securities which are derivatives thereof) to or through any person; and the Warrant Holder is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934 or an entity engaged in a business that would require him to be so registered as a broker-dealer.

(c)     Warrant Holder Status. At the time the Warrant Holder was offered the Warrants, he was, and at the date hereof he is, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(d)     General Solicitation. The Warrant Holder is not acquiring the Warrants as a result of any advertisement, article, notice or other communication regarding the Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

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(e)     Experience of Warrant Holder. The Warrant Holder, either alone or together with his representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Warrants, and has so evaluated the merits and risks of such investment. The Warrant Holder is able to bear the economic risk of an investment in the Warrants and, at the present time, is able to afford a complete loss of such investment.

(f)     Warrant Holder Can Protect His Interest.  The Warrant Holder represents that by reason of his business or financial experience, the Warrant Holder has the capacity to protect his own interests in connection with the transactions contemplated in this Agreement.  Further, the Warrant Holder is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

(g)     Brokers and Finders. No person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon NovaBay or the Warrant Holder for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Warrant Holder.

(h)     NovaBay Information.  The Warrant Holder has had an opportunity to discuss NovaBay’s business, management and financial affairs with directors, officers and management of NovaBay. The Warrant Holder has also had the opportunity to ask questions of and receive answers from NovaBay and his management regarding the terms and conditions of this investment.

(i)     Rule 144.  The Warrant Holder acknowledges and agrees that the Warrants are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely until they are subsequently registered under the Securities Act or an exemption from such registration is available.  The Warrant Holder has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things:  the availability of certain current public information about NovaBay, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(j)     Residence.  The resident of the Warrant Holder in which the Warrant Holder’s investment decision was made is located in the Peoples Republic of China.

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(k)     Regulation S. The Warrant Holder acknowledges and represents that at the time of issuance of the Warrants, he is not a U.S. Person (as defined below), and further provides represents and warrants:

(i)           the Warrants are being acquired for investment for the Warrant Holder’s own account, not as a nominee or agent, and not for the account or benefit of, a U.S. Person, and not with a view to the resale or distribution of any part thereof in the United States or to a U.S. Person, and that the Warrant Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. The Warrant Holder does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person in the United States or to a U.S. Person, or any hedging transaction with any third person in the United States or to a United States resident, with respect to any of the Warrants. The Warrant Holder further acknowledges and understands that the certificate evidencing the Warrants issued to the Warrant Holder shall bear a restrictive legend. The Warrant Holder covenants with NovaBay, that the Warrant Holder will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Warrants received hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder. The Warrant Holder hereby agrees to resell such Warrants only in accordance with the provisions of Regulation S under the Securities Act (“Regulation S”), pursuant to registration under the Securities Act, or pursuant to an exemption from registration. The Warrant Holder further agrees not to engage in hedging transactions with regard to the Warrants unless in compliance with the Securities Act. The Warrant Holder agrees that the Warrant Holder will not effect any disposition of the Warrant that would constitute a sale within the meaning of the Securities Act, except: (x) pursuant to the provisions of Regulation S; or (y) in a transaction exempt from registration under the Securities Act, in which case the Warrant Holder shall, prior to effecting such disposition, submit to NovaBay an opinion of counsel in form and substance reasonably satisfactory to NovaBay to the effect that the proposed transaction is in compliance with the Securities Act;

(ii)           “U.S. Person” means (a) any natural person resident in the United States, (b) any partnership or corporation organized or incorporated under the laws of the United States (c) any estate of which any executor or administrator is a U.S. person, (d) any trust of which any trustee is a U.S. person, (e) any agency or branch of a foreign entity located in the United States, (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person, (g) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States, and any partnership or corporation if: (i) organized or incorporated under the laws of any foreign jurisdiction; and (ii) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in §230.501(a)) who are not natural persons, estates or trusts, provided, however, the following are not “U.S. persons”: (u) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States, (v) any estate of which any professional fiduciary acting as executor or administrator is a U.S. person if: (1) an executor or administrator of the estate who is not a U.S. person has sole or shared investment discretion with respect to the assets of the estate; and (2) the estate is governed by foreign law, (w) any trust of which any professional fiduciary acting as trustee is a U.S. person, if a trustee who is not a U.S. person has sole or shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. person, (x) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country, (y) any agency or branch of a U.S. person located outside the United States if: (1) the agency or branch operates for valid business reasons; and (2) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (z) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.

(l)     NovaBay Undertaking. NovaBay hereby undertakes, for the benefit of the Warrant Holder, that he will not register any transfer of the Warrants not made in accordance with the provisions of Regulation S, pursuant to a registration statement under the Securities Act, or pursuant to an available exemption from registration.

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